Exhibit 99.1

GigOptix Announces Distributor Partnership with Avnet in China

San Jose, Calif., - March 16, 2016 - GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced semiconductor communications components for use in Cloud connectivity, data centers, and high-speed optical and wireless networks, today announced that it has signed Avnet, a leading global technology distributor, as its distributor for all GigOptix product lines sales in China.

Establishing the partnership with Avnet marks an important milestone for GigOptix, enhancing the already solid business of GigOptix in the Chinese Enterprise and Cloud connectivity markets, and supporting the anticipated rapid growth of the business over the next few years.

"Adding GigOptix to our linecard will enable us to offer better and cost effective customer-focused solutions to reach a larger customer base in China,” said Frederick Fu, Regional President, Avnet Electronics Marketing China. “Avnet’s comprehensive portfolio of products and breadth of capabilities combined with GigOptix’s expertise, in particular on applications in Enterprise and Cloud connectivity, will allow us to capitalize on the growth opportunities in the China market.”

"Avnet is an excellent partner for GigOptix in China. Their strong presence will enable us to expand our current market reach and will provide the breadth of expertise that enables us to address new market segments. We look forward to working with Avnet since we know we have chosen the right partner to accelerate our business success in China," stated Dr. Raluca Dinu, EVP Global Customer Operations at GigOptix.

About Avnet

From components to cloud and design to disposal, Avnet, Inc. (NYSE:AVT) accelerates the success of customers who build, sell and use technology globally by providing them with a comprehensive portfolio of innovative products, services and solutions. Avnet is a Fortune 500 company with revenues of $27.9 billion for the fiscal year 2015. For more information, visit www.avnet.com.

About GigOptix, Inc.

GigOptix, Inc. (NYSE MKT: GIG) is a lead designer, developer, and global supplier of a broad range of analog, digital, and mixed signal components to enable high-speed information streaming over the telecom networks, datacom infrastructure, and consumer electronics links. Our ability to innovate and create differentiated products is based on deployment of various semiconductor technologies that span from III-V compounds to SiGe-BiCMOS and CMOS based device designs.

GigOptix’s product portfolio provides high-speed and low-power solutions in markets such as fiber-optics telecom, wireless backhaul, datacom and consumer electronics, mil-aero, instrumentation, and medical equipment, for applications such as linecards and transponders, active optical cables and pluggables, point-to-point wireless radios, military warfare, avionics electronics, GPS systems, and diverse medical equipment, such as ultrasound imaging, X-Ray, MRI, CT Scan, and Defibrillators.

Forward-Looking Statements

This press release contains forward-looking statements of GigOptix within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including growth of products sales in China.  Such statements contain words such as "will," and "expect," or the negative thereof or comparable terminology, and include (without limitation) statements regarding the plans for GigOptix.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  These risks include, but are not limited to: the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and "bring to market" plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, and the ability of GigOptix in furtherance of its operational objectives.  Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the GigOptix's filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC.  All forward-looking statements in this press release are made as of the date hereof, based on information available to GigOptix as of the date hereof, and GigOptix assumes no obligation to update any forward-looking statement.

SOURCE: GigOptix, Inc.

Media:
GigOptix, Inc.
Dr. Raluca Dinu, 408-522-3117
EVP Global Sales and Marketing
rdinu@gigoptix.com

Investor Relations:
Darrow Associates, Inc.
Jim Fanucchi, 408-404-5400
ir@gigoptix.com